UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 16, 2005

INVERNESS MEDICAL INNOVATIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-16789	04-3565120
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

51 Sawyer Road, Waltham, Massachusetts		02453
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 647-3900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                             Other Events.

On September 16, 2005, Inverness Medical Innovations, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Thermo Electron Corporation (“Thermo Electron”) and Thermo BioAnalysis Corporation (“Thermo BioAnalysis”) to acquire Thermo BioStar, Inc., a privately held company located in Louisville, Colorado (“BioStar”).  BioStar is a leader in the development, manufacture and commercialization of high-performance, rapid diagnostic tests, including tests for the detection of infectious diseases. BioStar had 2004 revenues of approximately $29.7 million and first half 2005 revenues of approximately $18.5 million, and has been operating profitably.

Under the terms of the Purchase Agreement, the Company will acquire all of the stock of BioStar for $52,500,000 in cash at the closing of the acquisition.  The closing of the acquisition is subject to the Company obtaining the consent of its lenders and other ordinary and customary closing conditions.  The acquisition is expected to close on or about September 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVERNESS MEDICAL INNOVATIONS, INC.

Date:	September 21, 2005

		By:	/s/ Jay McNamara
Associate General Counsel